                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Prospectuses constituting part of GenCorp Inc.'s Registration Statements No. 33-28056, 2-98730 and 333-91783 on Forms S-8 and OMNOVA Solutions Inc.'s Registration Statement No. 333-34938 on Form S-8, pertaining to the GenCorp Retirement Savings Plan (formerly GenCorp/OMNOVA Solutions Joint Retirement Savings Plan) of our report dated March 22, 2002, with respect to the financial statements and schedule of the GenCorp Retirement Savings Plan (formerly GenCorp/OMNOVA Solutions Joint Retirement Savings Plan) included in this Annual Report (Form 11-K) for the year ended October 31, 2001.

                                                     Ernst & Young LLP



Sacramento, California
April 26, 2002



                                                                              15